Exhibit No. 5.1
Form SB-2
Wrap-N-Roll USA, Inc.

               LEHMAN WALSTRAND & ASSOCIATES, LLC
                        Attorneys at Law
                       620 Judge Building
                         8 East Broadway
                Salt Lake City, Utah  84111-2204
                         (801) 532-7858
                    Telecopy:  (801) 363-1715


                          July 5, 2001


Wrap-N-Roll USA, Inc.
1056 East Platinum Way
Sandy, UT 84094

     Re:  Registration Statement on Form SB-2
          Under the Securities Act of 1933

Ladies and Gentlemen:

     In our capacity as counsel to Wrap-N-Roll USA, Inc., a Nevada corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form SB-2 being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering 2,010,000 shares of common stock, par value $0.001 per share, of the Company ("Common Stock") that are presently issued and outstanding (the "Shares") all of which have been included in the Registration Statement for the account of the person identified therein as the Selling Security Holders.

     In that connection, we have examined the Articles of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Shares and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon the subject to the foregoing, we are of the opinion that:

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Wrap-N-Roll USA, Inc.
July 5, 2001
Page 2

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Nevada.

     (2) The Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                   Sincerely,

                                   Lehman Walstrand & Associates, LLC

                                   /s/ Mark E. Lehman
                                   A Member of the Firm

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